UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Trademark Drive #108 Reno, Nevada 89521	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Global Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Shareholders.

As previously disclosed, at a special meeting of the stockholders of Dragonfly Energy Holdings Corp. (the “Company”) held on February 28, 2023 (the “Special Meeting”), the Company’s stockholders approved the proposed reincorporation of the Company from Delaware to Nevada (the “Reincorporation”) by means of a plan of conversion (the “Plan of Conversion”), as described in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission on January 23, 2023 (the “Proxy Statement”). Pursuant to the Plan of Conversion, the Company effected the Reincorporation at 4:01 p.m. (EST) on March 31, 2023 by filing: (i) a certificate of conversion with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”); (ii) articles of conversion with the Secretary of State of the State of Nevada (the “Nevada Articles of Conversion”); and (iii) articles of incorporation with the Secretary of State of the State of Nevada (the “Nevada Articles of Incorporation”). Pursuant to the Plan of Conversion, the Company also adopted new Bylaws (the “Nevada Bylaws”).

At the effective time of the Reincorporation:

●	The affairs of the Company ceased to be governed by the General Corporation Law of the State of Delaware, the Company’s existing certificate of incorporation and bylaws, and instead became governed by the Nevada Revised Statutes, the Nevada Articles of Incorporation and the Nevada Bylaws.
●	The Company’s domicile changed from the State of Delaware to the State of Nevada.
●	The Company continued to be the same entity and continues with all of the same rights, privileges and powers.
●	The Company continued to have the same name, possesses all of the same properties, continued with all of debts, liabilities and obligations, and continued with the same officers and directors as immediately prior to the Reincorporation.
●	Each outstanding share of the common stock and warrants to purchase shares of common stock (“Warrants”) of the Company previously incorporated in Delaware (“Dragonfly Delaware”) automatically converted into one share of common stock and one Warrant of the Company reincorporated in Nevada (“Dragonfly Nevada”), and certificates issued for shares of Dragonfly Delaware’s common stock and Dragonfly Delaware’s Warrants prior to the Reincorporation automatically came to represent shares of Dragonfly Nevada’s common stock and Dragonfly Nevada’s Warrants upon completion of the Reincorporation.
●	The Company’s employee benefit and incentive plans continued, and each option, equity award or other right of Dragonfly Delaware issued under such plans automatically converted into an option, equity award or right to purchase or receive the same number of shares of common stock of Dragonfly Nevada, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation. In addition, the Company’s employment agreements and other employee benefit arrangements continued upon the terms and subject to the conditions in effect at the time of the Reincorporation.

The Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements and will continue to be the rights and obligations of the Company after the Reincorporation. The daily business operations of the Company will continue as they were conducted prior to the Reincorporation. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation remain the same as immediately before the Reincorporation.

Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, Nevada Articles of Incorporation, Nevada Bylaws, Nevada Articles of Conversion and Delaware Certificate of Conversion, and the effects of the Reincorporation, is set forth in Proposal 1 of the Proxy Statement, the description contained therein is incorporated herein by reference. Copies of the Plan of Conversion, Nevada Articles of Incorporation, Nevada Bylaws, Nevada Articles of Conversion and Delaware Certificate of Conversion are filed as Exhibits 2.1, 3.1, 3.2, 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibits	Description
2.1	Plan of Conversion, dated March 30, 2023.
3.1	Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on March 30, 2023.
3.2	Bylaws, dated March 31, 2023.
99.1	Articles of Conversion, as filed with the Secretary of State of the State of Nevada on March 30, 2023.
99.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on March 30, 2023.
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Date: March 31, 2023	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	President and Chief Executive Officer